Exhibit 99.1

News Release
Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Second-Quarter 2017 Financial Results

•	Second-Quarter 2017 Total Revenues of $196.5 Million

•	Second-Quarter 2017 GAAP Diluted EPS of $0.09 and Adjusted EPS of $0.26

•	Company Updates Fiscal Year 2017 Guidance and Issues Fiscal Third-Quarter 2017 Guidance

SALT LAKE CITY, UTAH, Feb. 7, 2017 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal second-quarter 2017, provided an update on recent business highlights, updated its fiscal year 2017 financial guidance and issued fiscal third-quarter 2017 financial guidance.

“Revenues this quarter reached their highest level in the last three years, driven by a return to sequential growth in hereditary cancer revenue and strong results from GeneSight®,” said Mark C. Capone, president and CEO, Myriad Genetics. “Importantly, our diversification strategy is working with new products now contributing more than two thirds of testing volume. We also made steady progress on increasing reimbursement that will ultimately unlock significant operating leverage and long-term shareholder value.”

Financial Highlights

•	The following table summarizes the financial results and product revenue for our fiscal second-quarter 2017:

Revenue

	Fiscal Second-Quarter		% Change
($ in millions)	2017	2016
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$143.9	$165.6	(13%)
GeneSight testing revenue	21.7	NA	NM
Vectra DA testing revenue	10.7	11.3	(5%)
Prolaris testing revenue	3.1	1.9	63%
EndoPredict testing revenue	1.6	0.9	78%
Other testing revenue	2.9	2.9	0%

Total molecular diagnostic testing revenue	183.9	182.6	1%

Pharmaceutical and clinical service revenue	12.6	10.7	18%

Total Revenue	$196.5	$193.3	2%

Income Statement

	Fiscal Second-Quarter		% Change
($ in millions)	2017	2016
Total Revenue	$196.5	$193.3	2%
Gross Profit	152.1	152.7	(0%)
Gross Margin	77.4%	79.0%
Operating Expenses	138.9	107.5	29%
Operating Income	13.2	45.2	(71%)
Operating Margin	6.7%	23.4%
Adjusted Operating Income	23.6	48.4	(51%)
Adjusted Operating Margin	12.0%	25.0%
Net Income	5.9	37.1	(84%)

Diluted EPS	0.09	0.50	(82%)

Adjusted EPS	$0.26	$0.45	(42%)

Business Highlights

•	myRisk® Hereditary Cancer

•	Delivered sequential hereditary cancer growth of three percent in the fiscal second-quarter with hereditary cancer revenue of $144 million.

•	Oncology volumes grew on a sequential basis fueled by preferred provider agreements, the customizable myRisk panel launch and improved sales force productivity.

•	Signed a contract with Highmark Blue Shield to remain an in-network provider for hereditary cancer testing; ended the quarter with 65 percent of revenue under long-term contracts and greater than 95 percent of insurance plans in network.

•	GeneSight®

•	Volume grew 61 percent year-over-year to approximately 57,000 tests performed in the fiscal second-quarter.

•	Anticipate completing enrollment this month and ahead of schedule in a 1,200 patient clinical utility study evaluating GeneSight in patients with treatment resistant depression.

•	Presented a health economic analysis at the Neuroscience Education Institute Conference comparing the total costs for patients with anxiety whose medications were congruent versus incongruent with their GeneSight test report. The results showed that medication cost savings were $6,747 higher per member per year for patients that followed the GeneSight test recommendations.

•	Completed a payer demonstration project using the Optum healthcare informatics platform from United Health that demonstrated substantial cost savings associated with the use of GeneSight. Initiated similar demonstration projects with Humana and Anthem Blue Cross Blue Shield.

•	Vectra® DA

•	Volumes declined three percent in the second-quarter year-over-year with approximately 37,000 tests performed.

•	Demonstrated that the AMPLE study when analyzed in a conventional way corroborates prior studies showing Vectra DA can predict radiographic progression with high statistical significance. This analysis along with data from 25 published clinical studies will be presented to refute a draft local non-coverage determination (LCD) issued by Medicare.

•	Published an important clinical utility study for Vectra DA in Arthritis and Rheumatology. The study evaluated the ability of Vectra DA to predict response to biologic or non-biologic therapy in methotrexate incomplete responders. In the study, patients with a low Vectra DA score were statistically significantly more likely to respond to triple therapy relative to a biologic, and patients with high Vectra DA scores were statistically significantly more likely to respond to a biologic than triple therapy.

•	Vectra DA was included in the United Rheumatology professional guidelines that represent approximately 10 percent of rheumatologists in the United States.

•	Initiated our first payer demonstration project with an independent practice association in Southern California. This project will evaluate the impact of Vectra DA on patient outcomes and healthcare costs in a real world setting and will be used to support potential coverage of the test.

•	Prolaris®

•	Volumes grew 33 percent year-over-year with approximately 4,700 tests ordered.

•	Received a draft LCD from Palmetto GBA for favorable intermediate patients that would represent a market expansion of approximately 30,000 patients per year in the United States. Prolaris is the only test to receive proposed Medicare coverage in this patient population.

•	EndoPredict®

•	Revenues grew 78 percent year-over-year to $1.6 million in the fiscal second-quarter.

•	Received a favorable technical assessment for EndoPredict from the Blue Cross Blue Shield association tech assessment organization Evidence Street. In total, we have received positive coverage decisions from payers that represent 70 million lives.

•	The Integrated Oncology Network (ION) recently made EndoPredict its preferred test for their physicians. ION is the largest physician service organization in oncology representing 50 percent of community oncologists in the United States.

•	Confirmed that EndoPredict will be launched in the United States in fiscal year 2017.

•	myPath® Melanoma

•	The third clinical validation study and second clinical utility study were accepted for publication. Myriad intends to submit its reimbursement dossier to Medicare and private payers by the end of fiscal year 2017.

•	Companion Diagnostics

•	Completed the submission of the myChoice HRD pre-market approval (PMA) application to the FDA for review in conjunction with niraparib.

•	Data from the AstraZeneca SOLO2 study, which compared maintenance therapy with olaparib versus placebo in patients with platinum-sensitive relapsed ovarian cancer met its primary endpoint. These results further validate that BRCA status as determined by BRACAnalysis CDx® test can identify patients who are likely to benefit from therapy with olaparib.

•	International

•	International revenue grew to five percent of total product revenue.

•	Signed an agreement with AstraZeneca in Japan to submit BRACAnalysis CDx for approval by Japan’s Pharmaceuticals and Medical Devices Agency (PMDA) in parallel with the PMDA review of AstraZeneca’s novel PARP inhibitor, olaparib.

•	Signed an agreement with AstraZeneca to perform Tumor BRACAnalysis testing in six Latin American countries.

•	Share Repurchase

•	During the quarter, the Company repurchased approximately 600,000 shares, or $10 million, of common stock under our share repurchase program and ended the quarter with approximately $161 million remaining on our current share repurchase authorization.

Fiscal Year 2017 and Fiscal Third-Quarter 2017 Financial Guidance

Below is a table summarizing Myriad’s updated fiscal year 2017 and fiscal third-quarter 2017 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2017	$745-$755 million	$0.31-$0.36	$1.00-$1.05

Fiscal Third-Quarter 2017	$188-$190 million	$0.08-$0.10	$0.23-$0.25

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during its conference call today to discuss the fiscal second-quarter financial results and fiscal year 2017 and fiscal third-quarter 2017 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, February 7, 2017, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal second-quarter, business developments and financial guidance. The dial-in number for domestic callers is (800) 630-4153. International callers may dial (303) 223-12698. All callers will be asked to reference reservation number 21842407. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: maintaining leadership in an expanding hereditary cancer market, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra GeneSight, and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)	Three Months Ended		Six Months Ended
	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Molecular diagnostic testing	$183.9	$182.6	$348.9	$354.5
Pharmaceutical and clinical services	12.6	10.7	25.0	22.3

Total revenue	196.5	193.3	373.9	376.8

Costs and expenses:
Cost of molecular diagnostic testing	37.4	34.1	71.6	65.0
Cost of pharmaceutical and clinical services	7.0	6.5	12.7	12.1
Research and development expense	18.6	16.7	38.0	33.9
Selling, general, and administrative expense	120.3	90.8	232.2	177.3

Total costs and expenses	183.3	148.1	354.5	288.3

Operating income	13.2	45.2	19.4	88.5

Other income (expense):
Interest income	0.3	0.1	0.6	0.2
Interest expense	(2.6)	(0.1)	(3.3)	(0.1)
Other	1.2	(0.2)	(0.6)	—

Total other income (expense)	(1.1)	(0.2)	(3.3)	0.1

Income before income taxes	12.1	45.0	16.1	88.6
Income tax provision	6.2	7.9	11.4	21.1

Net income (loss)	$5.9	$37.1	4.7	$67.5

Net income (loss) attributable to non-controlling interest	—	—	—	—

Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$5.9	$37.1	4.7	$67.5

Earnings per share:
Basic	$0.09	$0.53	$0.07	$0.97
Diluted	$0.09	$0.50	$0.07	$0.92
Weighted average shares outstanding
Basic	68.2	70.5	68.5	69.6
Diluted	68.3	73.8	68.9	73.1

Consolidated Balance Sheets (Unaudited)

(in millions)	Dec 31, 2016	Jun. 30, 2016
Current assets:
Cash and cash equivalents	$108.1	$68.5
Marketable investment securities	54.4	90.5
Prepaid expenses	12.1	18.4
Inventory	51.3	38.3
Trade accounts receivable, less allowance for doubtful accounts of $7.8 in 2017 and $6.8 in 2016	107.6	91.7
Prepaid taxes	4.2	3.8
Other receivables	3.9	3.3

Total current assets	341.6	314.5

Property, plant and equipment, net	54.7	58.3
Long-term marketable investment securities	55.5	79.9
Intangibles, net	506.4	227.5
Goodwill	315.4	195.3
Other assets	2.5	5.0

Total assets	$1,276.1	$880.5

Current liabilities:
Accounts payable	$22.9	$21.1
Accrued liabilities	57.7	49.5
Deferred revenue	2.2	1.7

Total current liabilities	82.8	72.3
Unrecognized tax benefits	24.6	24.0
Other long-term liabilities	8.8	7.8
Contingent consideration	137.1	10.4
Long-term debt	204.0	—
Long-term deferred taxes	86.1	17.9

Total liabilities	543.4	132.4
Stockholders’ equity:
Common stock, 68.1 and 69.1 shares outstanding at December 31, 2016 and June 30, 2016 respectively	0.7	0.7
Additional paid-in capital	831.8	830.1
Accumulated other comprehensive loss	(13.9)	(9.5)
Accumulated deficit	(85.7)	(73.2)

Total Myriad Genetics, Inc. stockholders’ equity	732.9	748.1
Non-Controlling interest	(0.2)	—

Total stockholders’ equity	732.7	748.1

Total liabilities and stockholders’ equity	$1,276.1	$880.5

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Dec 31, 2016	Dec 31, 2015
Cash flows from operating activities:
Net income	$4.7	$67.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22.1	13.5
Non-cash interest expense	0.3	—
Gain on disposition of assets	(0.2)	(0.4)
Share-based compensation expense	15.2	16.3
Impairment of cost basis investment	2.5	—
Bad debt expense	18.1	14.5
Loss on extinguishment of debt	1.3	—
Deferred income taxes	2.9	29.8
Unrecognized tax benefits	0.6	1.5
change in fair value of contingent consideration	(3.2)	—
Changes in assets and liabilities:		—
Prepaid expenses	8.3	2.8
Trade accounts receivable	(24.4)	(11.1)
Other receivables	(2.4)	(5.3)
Inventory	(10.4)	(4.1)
Prepaid taxes	(0.4)	(38.5)
Accounts payable	(2.0)	(4.1)
Accrued liabilities	(5.0)	(0.5)
Deferred revenue	0.5	—

Net cash provided by (used in) operating activities	28.5	81.9

Cash flows from investing activities:
Capital expenditures for equipment and leasehold improvements	(3.9)	(2.1)
Acquisitions, net of cash acquired	(216.1)	—
Purchases of marketable investment securities	(49.0)	(100.7)
Proceeds from maturities and sales marketable investment securities	108.9	71.3

Net cash provided by (used in) investing activities	(160.1)	(31.5)

Cash flows from financing activities:
Net proceeds (payments) from common stock issued under share-based compensation plans	1.0	84.9
Net proceeds from revolving credit facility	204.0	—
Net proceeds from term loan	199.0	—
Repayment of term loan	(200.0)	—
Fees paid for extinguishment of debt	(0.6)	—
Repurchase and retirement of common stock	(31.6)	(62.9)

Net cash provided by (used in) financing activities	171.8	22.0

Effect of Foreign exchange rates on cash and cash equivalents	(0.7)	(1.8)

Net increase in cash and cash equivalents	39.5	70.6
Cash and cash equivalents at beginning of year	68.5	64.1

Cash and cash equivalents at end of period	$108.0	$134.7

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s hereditary cancer business returning to more normal volume trends; transforming the Company into a larger and more diversified personalized medicine company and delivering upon the Company’s five-year strategic goals; the percent of revenue under long-term contract and the percent of insurance plans in network; the Company’s submission of its first module to the FDA for myChoice HRD; the Company’s expectation that enrollment will be completed ahead of schedule in a 1,200 patient clinical utility study evaluating GeneSight in patients with treatment resistant depression in February 2017; the Company’s expectation that EndoPredict will be launched in the U.S. in fiscal year 2017; the Company’s expectation that it will submit its reimbursement dossier for myPath Melanoma to Medicare and private payers by the end of fiscal year 2017; the Company’s third-quarter revenue guidance of $188 to $190 million, adjusted earnings per share of $0.23 to $0.25, and diluted earnings per share guidance of $0.08 to $0.10, and the Company’s updated fiscal full year revenue guidance of total revenue of $745 to $755 million, adjusted earnings per share guidance of $1.00 to $1.05, and diluted earnings per share guidance of $0.31 to $0.36, as further discussed under the caption “Fiscal Year 2017 and Fiscal Third-Quarter 2017 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of Assurex, Sividon and the Clinic; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Acquisition – transaction related costs: Costs related to closing and integration of acquired companies

•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09

•	Earn-out true up – Non-cash expenses related to valuation adjustments of earn out payments tied to recent acquisitions

•	One-time debt restructuring charges – Charges related to the restructuring of the company’s debt from a one-year term loan to a revolving credit facility

•	One-time non-deductible tax penalties – One-time tax penalty associated with payroll audit

•	Impairment of Raindance Investment – One-time impairment charge associated with Myriad’s investment in Raindance Technologies

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Six Months ended December 31, 2016 and 2015

(Unaudited data in millions, except per share amount)

	Three Months Ended		Six Months Ended
	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Revenue	196.5	193.3	373.9	376.8

GAAP Cost of molecular diagnostic testing	$37.4	$34.1	$71.6	$65.0
GAAP Cost of pharmaceutical and clinical services	7.0	6.5	12.7	12.1
Acquisition - Integration related costs	—	—	—	—
Acquisition - amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$44.4	$40.6	$84.3	$77.1

Non-GAAP Gross Margin	77%	79%	77%	80%

GAAP Research and Development	$18.6	$16.7	$38.0	$33.9
Acquisition - Integration related costs	—	—	(0.1)	—
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.2)	(0.2)

Non-GAAP R&D	$18.5	$16.6	$37.7	$33.7

GAAP Selling, General and Administrative	$120.3	$90.8	$232.2	$177.3
Acquisition - Integration related costs	(1.1)	—	(11.0)	—
Acquisition - amortization of intangible assets	(9.2)	(3.1)	(14.5)	(6.2)

Non-GAAP SG&A	$110.0	$87.7	$206.7	$171.1

GAAP Operating Income	$13.2	$45.2	$19.4	$88.5
Acquisition - Integration related costs	1.1	—	11.1	—
Acquisition - amortization of intangible assets	9.3	3.2	14.7	6.4

Non-GAAP Operating Income	$23.6	$48.4	$45.2	$94.9

Non-GAAP Operating Margin	12%	25%	12%	25%

GAAP Net Income	$5.9	$37.1	$4.7	$67.5
Acquisition - Integration related costs	1.1	—	11.2	—
Acquisition - amortization of intangible assets	9.3	3.2	14.6	6.4
Tax impact related to equity compensation	0.6	(6.8)	3.0	(10.5)
Earn out true-up	(5.1)	—	(4.6)	—
One-time debt restructuring charges	1.3	—	1.3	—
One-time non-deductible costs	1.4	—	4.2	—
Impairment of Raindance Investment	3.4	—	3.4	—
Tax effect associated with non-GAAP adjustments	(0.4)	—	(4.3)	—

Non-GAAP Net Income	$17.5	$33.5	$33.5	$63.4

GAAP Diluted EPS	$0.09	$0.50	$0.07	$0.92
Non-GAAP Diluted EPS	$0.26	$0.45	$0.49	$0.87

Diluted shares outstanding	68.3	73.8	68.9	73.1

Free Cash Flow Reconciliation

(Unaudited data in millions)

	Three Months Ended		Six Months Ended
	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
GAAP cash flow from operations	$31.4	$40.9	$28.5	$81.9

Capital expenditures	(2.4)	(1.1)	(3.9)	(2.1)

Free cash flow	$29.0	$39.8	$24.6	$79.8

Acquisition - Integration related costs	1.1	—	9.0	—
Cash paid at closing to Assurex vendors	—	—	6.8	—
Tax effect associated with non-GAAP adjustments	(0.4)	—	(6.1)	—

Non-GAAP Free cash flow	$29.7	$39.8	$34.3	$79.8

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2017 and Fiscal Third-Quarter 2017 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2017
Diluted net income per share
GAAP diluted net income per share	$0.31 - $0.36
Acquisition - amortization of intangible assets	0.48
Acquisition costs & one-time expenses	0.21

Non-GAAP diluted net income per share	$1.00 - $1.05

Fiscal Third-Quarter 2017
Diluted net income per share
GAAP diluted net income per share	$0.08 - $0.10
Acquisition - amortization of intangible assets	0.13
Acquisition costs & one-time expenses	0.02

Non-GAAP diluted net income per share	$0.23 - $0.25